UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2013

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

Indenture and 5.25% Senior Notes due 2021

On November 1, 2013 in connection with the Bushnell Acquisition (as defined under Item 2.01 below) Alliant Techsystems Inc. (the “Company”) completed its previously-announced private offering of $300 million aggregate principal amount of its 5.25% Senior Notes due 2021 (the “Notes”). The Notes were issued pursuant to an indenture dated as of November 1, 2013 (the “Indenture”) among the Company, certain subsidiaries of the Company party thereto (the “Initial Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes and the related subsidiary guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

Immediately following the Bushnell Acquisition, Bushnell Group Holdings, Inc. (“Bushnell”) and certain of its subsidiaries (together with Bushnell, collectively, the “Additional Guarantors”) entered into a supplemental indenture dated as of November 1, 2013 (the “Supplemental Indenture”) among the Company, the Initial Guarantors, the Additional Guarantors and the Trustee, pursuant to which the Additional Guarantors were added as subsidiary guarantors under the Indenture.

The Notes will mature on October 1, 2021. Interest on the Notes accrues at the rate of 5.25% per annum and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year, commencing on April 1, 2014.

The Notes will be irrevocably and unconditionally guaranteed on a joint and several unsecured unsubordinated basis by each of the Company’s restricted subsidiaries that from time to time guarantee the Company’s debt under the 2013 Senior Credit Facility (as defined below) or any of the Company’s capital markets debt securities (including the Initial Guarantors and the Additional Guarantors) (collectively, the “Notes Guarantors”).

The Notes and the guarantees are the Company’s and the Notes Guarantors’ general unsecured and unsubordinated obligations and rank equally in right of payment with all of the Company's and the Notes Guarantors’ existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of the Company's and the Notes Guarantors’ existing and future subordinated indebtedness.

The Company may redeem some or all of the Notes prior to October 1, 2016 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a “make-whole” premium. The Company may redeem some or all of the Notes on or after October 1, 2016 at redemption prices specified in the Indenture. In addition, at any time prior to October 1, 2016, the Company may redeem, on one or more occasions, up to 35% of Notes at a redemption price equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, up to the date of redemption with net proceeds of certain equity offerings.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to offer to purchase all or a portion of such holder’s Notes at a purchase price in cash of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or guarantee more debt, (ii) pay dividends and make distributions or repurchase shares or subordinated debt, (iii) make investments, (iv) create liens, (v) enter into restrictions on the ability of its restricted subsidiaries to make distributions, loans or advances to the Company, (vi) sell assets, (vii) engage in certain types of transactions with affiliates, and (viii) merge or consolidate with other companies or sell substantially all of its assets. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture, the Supplemental Indenture and the form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Notes Guarantors entered into a registration rights agreement dated October 22, 2013 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to

agreement dated as of October 22, 2013 with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the several initial purchasers of the Notes referred to therein (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Notes Guarantors are required to, among other things, (i) use their reasonable best efforts to cause a registration statement with respect to an offer to exchange the Notes for registered notes having substantially the same terms as the Notes to become effective not later than 590 days after the issue date of the Notes and (ii) upon the effectiveness of such registration statement, commence the exchange offer. In addition, the Company and the Notes Guarantors may be required to file a shelf registration statement to cover resales of notes under certain circumstances described in the Registration Rights Agreement.

If: (1) the Company fails to consummate the exchange offer prior to the 620th day after the issue date of the Notes, (2) a shelf registration statement, if required, has not become effective on or before the 30th day after the Shelf Filing Deadline (as defined in the Registration Rights Agreement) or (3) a required registration statement is filed and declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) during the applicable periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the interest borne by the Notes will increase by 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and will further increase by 0.50% per annum at the end of the subsequent 90-day period, but in no event will such increase exceed 1.00% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto and is incorporated by reference herein.

Senior Credit Facility

Simultaneously with the closing of the Bushnell Acquisition, the Company entered into the Third Amended and Restated Credit Agreement (the "2013 Senior Credit Facility"), which replaced the Company’s Second Amended and Restated Credit Agreement dated as of October 7, 2010. The 2013 Senior Credit Facility is comprised of a Term A Loan of $1.01 billion and a $700 million Revolving Credit Facility, both of which mature in 2018, and a Term Loan B of $250 million which matures in 2020. The Term A Loan is subject to quarterly principal payments of $12.625 million with the remaining balance due on November 1, 2018. The Term B Loan is subject to quarterly principal payments of $625,000 with the remaining balance due on November 1, 2020. Substantially all domestic tangible and intangible assets of ATK and its subsidiaries are pledged as collateral under the 2013 Senior Credit Facility. Borrowings under the 2013 Senior Credit Facility bear interest at a rate equal to either the sum of a base rate plus a margin or the sum of a Eurodollar rate plus a margin. The margin with respect to the Revolving Credit Facility and the Term Loan A is based on ATK's senior secured credit ratings. Based on ATK's current credit rating, the current base rate margin is 1.00% and the current Eurodollar margin is 2.00%. The base rate margin with respect to the Term Loan B is 1.75% and the Eurodollar margin with respect to the Term Loan B is 2.75%. ATK pays an annual commitment fee on the unused portion of the Revolving Credit Facility based on its senior secured credit ratings. Based on ATK's current rating, this fee is 0.30%.

The 2013 Senior Credit Facility imposes restrictions on ATK, including limitations on its ability to incur additional debt, enter into capital leases, grant liens, pay dividends and make certain other payments, sell assets, or merge or consolidate with or into another entity. ATK is required to meet and maintain certain financial ratios including a maximum total leverage ratio, a maximum senior leverage ratio, and a minimum interest coverage ratio. In addition, the 2013 Senior Credit Facility provides for mandatory principal prepayments on the term loans outstanding thereunder under certain circumstances.
The foregoing description of the 2013 Senior Credit Facility is qualified in its entirety by reference to the actual terms of the agreement. A copy of the 2013 Senior Credit Facility is attached as Exhibits 10.1 hereto, and is incorporated by reference herein.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On November 1, 2013, the Company completed its previously-announced acquisition (the “Bushnell Acquisition”) of Bushnell, pursuant to a Stock Purchase Agreement dated as of September 4, 2013 (the “Stock Purchase Agreement”) among the Company, Bushnell Group Holdings, Inc., and MidOcean Bushnell Holdings, L.P. The consideration for the Bushnell Acquisition consisted of $985,000,000 in cash, net of cash acquired, and subject to customary post-closing adjustments. The Company financed the Bushnell Acquisition through the 2013 Senior Credit Facility as described above and the $300 million of Notes as described above.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the actual terms of the Stock Purchase Agreement. The Company’s Current Report on Form 8-K dated September 4, 2013 and the Stock

Purchase Agreement attached as Exhibit 2.1 thereto are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “5.25% Senior Notes due 2021,” “Registration Rights Agreement” and “Senior Credit Facility” are incorporated by reference into this Item 2.03.

Item 8.01     Other Events.

On November 4, 2013, the Company issued a press release announcing the closing of the Bushnell Acquisition and the related financing transactions. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(1) The audited consolidated balance sheets of Bushnell as of December 31, 2012, and the consolidated statements of operations, comprehensive income, partnership equity, and cash flows for the year ended December 31, 2012, and the notes related thereto are attached as Exhibit 99.2 and incorporated by reference herein.

(2) The unaudited interim condensed consolidated balance sheet of Bushnell as of June 30, 2013, and December 31, 2012, and the unaudited condensed consolidated statements of operations, comprehensive loss, and cash flows for the six months ended June 30, 2013, and 2012, and the notes related thereto are attached as Exhibit 99.3 and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated balance sheet of the Company and Bushnell as of and for the period ended June 30, 2013, and the unaudited pro forma condensed combined consolidated statement of income for the year ended March 31, 2013, and the period ended June 30, 2013 and July 1, 2012, and the notes thereto are filed as Exhibit 99.4 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 1, 2013, among Alliant Techsystems Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Supplemental Indenture, dated as of November 1, 2013, among Alliant Techsystems Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 5.25% Senior Notes due 2021 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.4
Registration Rights Agreement, dated November 1, 2013, by and among Alliant Techsystems Inc., the subsidiaries of Alliant Techsystems Inc. party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein

10.1	Third Amended and Restated Credit Agreement, dated as of November 1, 2013, among Alliant Techsystems Inc. and Bank of America, N.A , as Administrative Agent and the Lenders named therein.
23.1	Consent of KPMG LLP.
99.1	Press release dated November 4, 2013, announcing the closing of the Bushnell Acquisition.
99.2
The audited consolidated balance sheet of Bushnell as of December 31, 2012 and the consolidated statements of operations, comprehensive income (loss), partnership equity, and cash flows for each of the year ended December 31, 2012, and the notes related thereto.

99.3
The unaudited interim condensed consolidated balance sheets of Bushnell as of June 30, 2013 and December 31, 2012, and the unaudited condensed consolidated statements of operations, comprehensive loss, and cash flows for the six months ended June 30, 2013 and 2012, and the notes related thereto.

99.4
The unaudited pro forma condensed combined consolidated balance sheet of the Company and Bushnell as of and for the period ended June 30, 2013, and the unaudited pro forma condensed combined consolidated statement of income for the year ended March 31, 2013, and the period ended June 30, 2013 and July 1, 2012, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General Counsel and Secretary

Date: November 4, 2013